SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2006

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as specified in its charter)

Maryland	001-32223	33-1082757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (312) 658-5000

          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 1, 2006, Strategic Hotels & Resorts, Inc. (the “Company”) announced that Pingleton Holding S.a.r.l., a wholly-owned subsidiary of Strategic Hotel Funding, L.L.C. (“Funding LLC”), the operating company of the Company, entered into an Agreement (the “Grosvenor Agreement”) with BRE/Europe 2, S.a.r.l., an affiliate of Blackstone Real Estate Partners (the “Grosvenor Seller”), dated as of July 28, 2006, to acquire from the Grosvenor Seller the Marriott London Grosvenor Square hotel for a purchase price of £103.0 million ($192.0 million) (the “Grosvenor Transaction”). The Grosvenor Transaction, which is expected to close in the third quarter of 2006, remains subject to customary closing conditions.

On August 1, 2006, the Company also announced that SHC Prague InterContinental, L.L.C., a wholly owned subsidiary of Funding LLC, entered into a Purchase Agreement (the “InterContinental Agreement”) with EU-Hotel Pte Limited and Paris Properties PTE Limited, affiliates of GIC Real Estate, Inc. (the “InterContinental Seller”), dated as of August 1, 2006, to acquire from the InterContinental Seller a 65% interest in the entity that owns the InterContinental Hotel in Prague, Czech Republic (the InterContinental Hotel”), for $68.8 million and agreed to assume approximately $56.5 million in debt (the “InterContinental Transaction,” and, together with the Grosvenor Transaction, the “Transactions”). The InterContinental Transaction will bring the Company’s interest in the entity that owns the InterContinental Hotel to 100%. The InterContinental Transaction, which is expected to close in August 2006, remains subject to customary closing conditions.

The foregoing description of the Grosvenor Transaction is qualified in its entirety by reference to the Grosvenor Agreement, which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2006 which the Company intends to file in November 2006. The foregoing description of the InterContinental Transaction is qualified in its entirety by reference to the InterContinental Agreement, which will be attached as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2006 which the Company intends to file in November 2006.

Item 7.01	Regulation FD Disclosure.

A copy of the press release relating to the Transactions is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended by the Exchange Act, regardless of any incorporation by reference language in any such filing.

This Current Report contains forward-looking statements about the Company. Except for historical information, the matters discussed in this Current Report are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: the satisfaction of all closing conditions; availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; delays in construction and development; demand for hotel condominiums; marketing challenges associated with entering new lines of business; risks related to natural disasters; the pace and extent of the recovery of the New Orleans economy and tourism industry; the successful collection of insurance proceeds and rehabilitation of the New Orleans property; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this Current Report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits
Exhibit Number	Description
99.1	Press Release dated August 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

By: /s/ Paula Maggio
Name:	Paula Maggio
Title:	Vice President, Secretary and General Counsel

Date: August 2, 2006